EXHIBIT 10.60

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Securities and Exchange Commission.

THIRD AMENDMENT TO

DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT

This Third Amendment is made effective as of the 2nd day of April, 2008, to the Development, Manufacturing and Supply Agreement made June 28, 2005 (the “Agreement”) by and between Kensey Nash Corporation, a Delaware corporation, having its principal place of business at 735 Pennsylvania Avenue, Exton, PA  18341 (hereinafter “KNC”) and BioMimetic Therapeutics, Inc. (formerly, BioMimetic Pharmaceuticals Inc.), a Delaware corporation, having its principal place of business at 389-A Nichol Mill Lane, Franklin, TN 37067 (hereinafter “BMTI”)(each, individually a “Party” and collectively, the “Parties”).

WHEREAS, KNC and BMTI entered into the Agreement to develop delivery matrices and delivery devices utilizing BMTI’s proprietary molecules to be used in treatment of musculoskeletal tissue;

WHEREAS, KNC and BMTI have agreed to develop a modified form of BMTI’s [***], which program is defined in the updated Development Plan (the ”Updated Development Plan”); and

WHEREAS, the Parties desire to restructure certain milestone payments within the Agreement by this Amendment and to recognize KNC’s efforts expended under the Development Plan as set forth in the Agreement and efforts under the Updated Development Plan.

NOW, THEREFORE, IN CONSIDERATION of the mutual agreements contained herein, and pursuant to Section 16.2 of the Agreement, the Parties agree to amend the Agreement as follows:

1.	The following milestones are added to Section 6.1 of the Agreement:

“p. [***] on or before April 15, 2008 to compensate KNC for work completed between February 1, 2008 and March 31, 2008 on the Putty Product and Injectable Product pursuant to the Development Plan; and

q. [***] on or before June 30, 2008 for research and development services performed under the Development Plan and the Updated Development Plan between April 1, 2008 and June 30, 2008; and

r. [***] on or before September 30, 2008 for research and development services performed under the Updated Development Plan between July 1, 2008 and September 30, 2008.”

[***]  Redacted pursuant to confidential treatment request.

2.
This Third Amendment is meant to amend, modify or supersede only those specific Sections, rights, responsibilities, liabilities and/or covenants expressly referred to in this Third Amendment, and only to the extent so referred to; and accordingly all other Sections and covenants of the Agreement shall remain unaffected and shall continue to have full force and effect.

IN WITNESS WHEREOF, the parties have executed this Third Amendment through their duly authorized representatives as of the date first written above.

BIOMIMETIC THERAPEUTICS, INC.		KENSEY NASH CORPORATION

By:	/s/ Earl Douglas	By:	/s/ Joseph W. Kaufmann
	General Counsel		President & CEO